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                                                                     [EXECUTION]

                       DEFERRED LIMITED INTEREST GUARANTY


     THIS GUARANTY AGREEMENT, dated as of February 27, 1997, by GFSI, INC., a Delaware corporation (the "Guarantor"), to MCIT PLC (the "Purchaser"), for the benefit of itself, its Nominees and all other holders of Notes (such and all other capitalized terms being used herein with the meanings set forth in Article
I) issued pursuant to the Purchase Agreement,


                              W I T N E S S E T H:


     WHEREAS, the Guarantor was organized and is being capitalized by, and is a direct wholly-owned Subsidiary of, GFSI Holdings, Inc., a Delaware corporation (the "Company"); and

     WHEREAS, the Company has on the date hereof

          (a) pursuant to a purchase agreement, dated as of February 27, 1997 (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the "Purchase Agreement"), between the Company and the Purchaser, obtained $36,050,000 in cash in the aggregate representing the proceeds from the sale by the Company to the Purchaser of the Notes for a purchase price of $25,000,000, Preferred Shares for a purchase price of $11,000,000 and Common Shares for a purchase price of $50,000, and

          (b) contributed all of such $36,050,000 in the aggregate of proceeds to the Guarantor as capital; and

     WHEREAS, as a condition to the Purchaser's making such purchases under the Purchase Agreement, the Guarantor is required to execute and deliver this Guaranty; and

     WHEREAS, the Guarantor has, in consideration of, among other things, receiving such capital contribution, duly authorized the execution, delivery and performance of this Guaranty;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Guarantor hereby agrees as follows:
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                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. Certain Terms. Except as otherwise provided herein or as the context otherwise requires, the following terms (whether or not underscored) when used in this Guaranty shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Company" is defined in the first recital hereto.

     "Guarantor" is defined in the preamble hereto.

     "Interest Obligations" means all obligations of the Company to make payment of interest accrued from time to time on the Notes in accordance with the terms of the Purchase Agreement.

     "Note" shall mean each Note executed and delivered pursuant to the Purchase Agreement and each other promissory note of the Company accepted from time to time in substitution or replacement therefor.

     "Payment Default" is defined in of Section 2.2.2.

     "Performance Default" is defined in Section 2.2.3.

     "Performance Default Notice" is defined in Section 2.2.3.

     "Post-Petition Interest" means, relative to any Senior Indebtedness, all interest accrued or accruing on such Senior Indebtedness after the commencement of any insolvency or liquidation proceeding against the obligor under such Senior Indebtedness in accordance with and at the contract rate, including any rate applicable upon default, specified in the Instrument creating, evidencing or governing such Senior Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

     "Purchase Agreement" is defined in the second recital hereto.

     "Purchaser" is defined in the preamble hereto.

     "Senior Agent" means The First National Bank of Chicago (or any other financial institution succeeding to its responsibilities) as the contractual representative for the Senior Lenders pursuant to the Senior Credit Agreement.


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     "Senior Credit Agreement" means the credit agreement, dated as of February
27, 1997, among the Guarantor, the Senior Lenders and the Senior Agent as so originally executed. At all times after the date hereof, "Senior Credit Agreement" also means the Senior Credit Agreement as originally executed and delivered, together with

          (a) each successor Instrument pursuant to which the Guarantor obtains from other financial institutions loans to refinance Indebtedness outstanding and commitments to lend existing under the Senior Credit Agreement as in effect on the date of such refinancing; and

          (b) all amendments, supplements, modifications, extensions and renewals hereafter made to the Senior Credit Agreement or such successor Instrument;

provided, however, that without the consent of the Required Noteholders, no such amendment or modification shall be made which

          (c) increases the maximum principal amount of Indebtedness permitted to be incurred pursuant thereto above the maximum principal amount of Indebtedness permitted by clause (c) of Section 6.2.2 of the Purchase Agreement to be outstanding pursuant thereto;

          (d) amends Section 6.2(M) or 6.3(F) of the Senior Credit Agreement or any other provision thereof as in effect on the date hereof in a manner adversely affecting the Guarantor's ability to make payments to the Company or adds any provisions thereto of a substantially duplicative nature;

          (e) extends the stated maturity of the Senior Loans or the effectiveness of the Senior Credit Agreement to a date less than 90 days prior to April 30, 2008 without amending Section 6.3(F) of the Senior Credit Agreement so that the Company may receive in accordance therewith "Restricted Payments" (as defined therein) in an amount sufficient to make all payments of principal of the Notes when due on such date; or

          (f) amends, supplements or otherwise modifies any other agreement, covenant or undertaking of the Senior Credit Agreement or any other Senior Loan Document applicable to the Company if the cumulative effect of such amendment or modification and all other such amendments and modifications, if any, becoming effective concurrently therewith shall make the Senior Credit Agreement or such


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     other Senior Loan Document materially more burdensome to the Company.

     "Senior Indebtedness" means all indebtedness, obligations and liabilities of the Guarantor

          (a) to the Senior Lenders, whether now existing or hereafter created arising out of or under the Senior Credit Agreement, including (x) all principal, interest (including Post-Petition Interest) and other amounts payable under any letter of credit reimbursement agreement, bankers acceptance, note or instrument issued thereunder and (y) all Hedging Liabilities owing to a Senior Lender or an Affiliate thereof; provided, however, that the aggregate principal amount of Senior Indebtedness under or in respect of the Senior Credit Agreement (excluding, however, the amount of all such Hedging Liabilities owing to a Senior Lender or an Affiliate thereof) shall not at any time exceed the maximum principal amount of Indebtedness permitted by clause (c) of Section 6.2.2 of the Purchase Agreement to be outstanding pursuant thereto; and

          (b) to the Senior Noteholders, whether now existing or hereafter created, arising out of or under the Senior Indenture, including all principal of and interest (including Post-Petition Interest) on the Notes and other amounts payable under the Senior Indenture; provided, however, that the aggregate principal amount of Senior Indebtedness under or in respect of the Senior Indenture shall not at any time exceed the maximum principal amount of Indebtedness permitted by clause (d) of Section 6.2.2 of the Purchase Agreement to be outstanding pursuant thereto.

     "Senior Indenture" means the indenture, dated as of February 20, 1997, between the Guarantor and the Senior Indenture Trustee. At all times after the date hereof, "Senior Indenture" also means the Senior Indenture as so originally executed and delivered, together with all amendments, supplements, modifications, extensions, and renewals; provided, however, that without the consent of the Required Noteholders, no such amendment or modification shall be made which

          (a) increases the maximum principal amount of Indebtedness permitted to be incurred and at any time be outstanding pursuant thereto above the maximum aggregate principal amount of Indebtedness then permitted to be outstanding thereunder by clause(d) of Section 6.2.2 of the Purchase Agreement;


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          (b) amends Section 4.05 of the Senior Indenture in a manner adversely affecting the Guarantor's ability to make payments to the Company; or

          (c) extend the stated maturity of the Senior Notes to a date less than 365 days prior to April 30, 2008 without amending Section 4.05 of the Senior Indenture so that the Company may receive in accordance therewith "Restricted Payments" (as defined therein) in an amount sufficient to make all payments of principal of the Notes when due on such date.

     "Senior Lender" means collectively all of the lending institutions which are or become parties to the Senior Credit Agreement.

     "Senior Indenture Trustee" means Fleet National Bank, as trustee under the Senior Indenture.

     "Senior Note" means each 9 5/8% note of the Guarantor issued pursuant to the Senior Indenture and each other note of the Guarantor accepted from time to time in substitution or replacement therefor.

     "Senior Noteholder" means each Person registered pursuant to the Senior Indenture as the holder of a Senior Note.

     SECTION 1.2. Purchase Agreement Terms. Except as otherwise provided herein or as the context otherwise requires, terms for which meanings are provided in the Purchase Agreement (including "Required Noteholders") shall have the same meanings when used in this Guaranty.


                                   ARTICLE II

                                    GUARANTY

     SECTION 2.1. Guaranty of Payment. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the full and prompt payment and performance on demand and all times thereafter of all Interest Obligations.

     The Guarantor also agrees to reimburse the Purchaser and the Noteholders for all costs and expenses, including reasonable attorneys' fees and disbursements, which the Purchaser expends or incurs in collecting, compromising or enforcing this Guaranty, whether or not suit is filed, expressly including all costs, expenses, reasonable attorneys' fees and other charges incurred in connection with any insolvency, bankruptcy, reorganization, liquidation, dissolution, arrangement or other similar


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proceedings involving the Guarantor which in any way affect the exercise of rights, powers, remedies and privileges with respect to this Guaranty or the interest accrued and unpaid on the outstanding principal amount of the Notes.

     SECTION 2.2. Subordination. All indebtedness and liability of the Guarantor pursuant to this Guaranty shall be subordinate and junior in right of payment to Senior Indebtedness in the manner and with the effect provided in Sections 2.2.1 through 2.2.11, and each holder of a Note, by its acceptance thereof, agrees to be bound by such terms of subordination.

     SECTION 2.2.1. Payment Over Upon Dissolution, etc. In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property, assets or business of the Guarantor, or the proceeds thereof, to any creditor or creditors of the Guarantor or upon any indebtedness of the Guarantor, by reason of any liquidation, dissolution or other winding up of the Guarantor or its business or by reason of any sale, receivership, insolvency or bankruptcy proceedings or assignment for the benefit of creditors or any proceeding by or against the Guarantor for any relief under any bankruptcy, reorganization or insolvency law or laws, federal or state, or any law, federal or state, relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, then, and in any such event, any payment or distribution of any kind or character, whether in cash, property or securities which, but for the subordination provisions of this Guaranty, would otherwise be payable or deliverable upon or in respect of this Guaranty, shall instead be paid over or delivered (x) if any Senior Indebtedness is outstanding under the Senior Credit Agreement, to the Senior Agent for application to such Senior Indebtedness (y) after the payment in full of the Senior Indebtedness under the Senior Credit Agreement, to the Senior Agent and Senior Indenture Trustee for application to Senior Indebtedness in respect of the Senior Notes, and until the Senior Indebtedness has been repaid in full in cash, the Purchaser and the Noteholders shall not receive any such payment or distribution or benefit therefrom. The Senior Agent (and, in the event that the Senior Agent shall fail to file a proof of claim relating to the Interest Obligations within five days of the date required to be filed, the Senior Indenture Trustee) may in the name of the Noteholders or otherwise file, prove and vote in any such proceedings with respect to any and all claims of the Noteholders relating to the Interest Obligations.

     SECTION 2.2.2. Payment Block Upon Payment Defaults. Upon a default (a "Payment Default") in the payment of principal of, interest on, premium of or any other amount due under or in respect of any Senior Indebtedness referred to in clause (a) of


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the definition thereof (or, after the payment in full in cash of any such Senior
Indebtedness, the Senior Indebtedness referred to in clause (b) of the definition thereof) when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or otherwise, then, no direct or indirect payment in cash, property or securities by set-off or otherwise, shall be made or agreed to be made by the Guarantor on account of the Interest Obligations; provided, however, that if the maturity of the applicable Senior Indebtedness has not been accelerated prior to the expiration of the 180 day period referred to in clause (a) below (or if any such acceleration has been rescinded or annulled), such payments may be made on account of the Interest Obligations on or after

          (a) a date which is 180 consecutive days following the date on which such Payment Default shall have occurred (and without regard to whether one or more other Payment Defaults or any Performance Default shall have occurred and be continuing); or

          (b) if earlier, such Payment Default shall have been cured or waived or shall have ceased to exist.

     SECTION 2.2.3. Payment Block Upon Performance Defaults. Upon a default (a "Performance Default") by the Guarantor in the performance of any obligation (other than a Payment Default) with respect to any Senior Indebtedness under the Senior Credit Agreement as the result of which the holders thereof are entitled to accelerate the maturity thereof, then, if written notice of such Performance Default is given in the manner provided in the Senior Credit Agreement by the Senior Agent to the Guarantor (a "Performance Default Notice"), no direct or indirect payment in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made by the Guarantor on account of any Interest Obligation unless and until

          (a) a date which is 180 consecutive days following the date on which such Performance Default shall have occurred (and without regard to whether one or more other Performance Defaults or any Payment Default shall have occurred and be continuing); or

          (b) if earlier, such Performance Default shall have been cured or waived or shall have ceased to exist.

     SECTION 2.2.4. Standstill. Upon the occurrence and during the continuation of any Performance Default with respect to any Senior Indebtedness as to which a Performance Default Notice shall have been given in accordance with Section
2.2.3 or of any Payment Default, neither the Purchaser nor any other Noteholder shall be entitled to


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          (a) demand payment of any Interest Obligation under this Guaranty, or

          (b) commence, pursue or participate in any judicial proceeding or take any other action to enforce any obligations of the Guarantor under or in respect of this Guaranty unless and until

          (c) a date which is 180 consecutive days following the date on which such Performance Default Notice shall have been given or 180 consecutive days following the date on which such Payment Default shall have occurred, or

          (d) if earlier, such Performance Default or Payment Default shall have been cured or waived or shall have ceased to exist, or

          (e) if earlier, the maturity of all or any part of the principal amount of any Senior Indebtedness shall have been accelerated in accordance with its terms.

     SECTION 2.2.5. Turnover. In the event that, notwithstanding the provisions of Section 2.2.1, 2.2.2 or 2.2.3, any such direct or indirect payment or distribution shall be received by the Purchaser, its Nominees or any other Noteholder from the Guarantor in contravention of the provisions of any such Section, such payments and distributions shall be held in trust for the benefit of, and upon receipt by such holder of written notice that such payment of distribution has been made in violation of such Section, shall be immediately paid over to, the holders of all Senior Indebtedness at the time outstanding or their representative for application to the pro rata payment of all such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     SECTION 2.2.6. Unconditional Obligation, etc. Nothing contained in this
Section 2.2 or elsewhere in this Guaranty is intended to or shall impair, as between the Guarantor, its creditors (other than the holders of Senior Indebtedness) and the Purchaser, its Nominees and the other Noteholders, the obligation of the Guarantor, which is absolute and unconditional, to pay to the Purchaser, its Nominees and the other Noteholders all amounts owing under this Guaranty as and when such amounts become due and payable in accordance with the terms hereof, or to in any way affect the relative rights of the Purchaser, its Nominees or the other Noteholders and creditors of the Guarantor other than the holders of Senior Indebtedness. Subject to the payment in full


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of all Senior Indebtedness, the Purchaser, its Nominees and the other
Noteholders shall be subrogated to the rights of the holder of Senior Indebtedness to receive payments or distributions of assets of the Guarantor made on the Senior Indebtedness until all Interest Obligations shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the Senior Lenders of any cash, property or securities to which the Purchaser, its Nominees and the other Noteholders would be entitled except for these provisions shall, as between the Guarantor, its creditors (other than the Senior Lenders and the Purchaser, its Nominees and the other Noteholders, be deemed to be a payment by the Guarantor to or on account of Senior Indebtedness, it being understood that these provisions are and are intended solely for the purpose of defining the relative rights of the Purchaser, its Nominees and the other Noteholders, on the one hand, and the Senior Lenders on the other hand.

     SECTION 2.2.7. Waivers, etc. The Purchaser hereby waives any and all notice of renewal, extension or accrual of any of Senior Indebtedness, present or future, and agrees and consents that without notice to or assent by the Purchaser, its Nominees and the other Noteholders:

          (a) subject to the provisions of Sections 6.2.7 and 6.2.8 of the Purchase Agreement, the obligations and liabilities of the Guarantor or any other party or parties for or upon the Senior Indebtedness (and/or any promissory note(s), security document or guaranty evidencing or securing the same) may, from time to time, in whole or in part, be renewed, extended, modified, amended, accelerated, compromised, supplemented, terminated, sold, exchanged, waived or released,

          (b) the Senior Lenders and Senior Noteholders may exercise or refrain from exercising any right, remedy or power granted by the applicable Senior Indebtedness Instrument or any other document creating, evidencing or otherwise related to Senior Indebtedness or at law, in equity or otherwise, with respect to Senior Indebtedness or any collateral security or lien (legal or equitable) held, given or intended to be given therefor (including the right to perfect any lien or security interest created in connection therewith),

          (c) subject to the provisions of Sections 6.2.7 and 6.2.8 of the Purchase Agreement, any and all collateral security and/or liens (legal or equitable) at any time, present or future, held, given or intended to be given for Senior Indebtedness, and any rights or remedies of the Senior Lenders in respect thereof, may, from time to time, in whole or in part, be exchanged, sold, surrendered,


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     released, modified, waived or extended by the Senior Lenders or Senior
     Noteholders, and

          (d) any balance or balances of funds with the Senior Lenders at any time standing to the credit of the Guarantor or any guarantor of any Senior Indebtedness may, from time to time, in whole or in part, be surrendered or released, all as the Senior Lenders may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination to Senior Indebtedness provided for herein. Neither the Senior Lenders nor the Senior Noteholders shall be prejudiced in their right to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Guarantor.

     SECTION 2.2.8. Amendment of Subordination Provisions. The subordination provisions contained herein are for the benefit of the holders of Senior Indebtedness and may not be rescinded, cancelled, amended or modified in any way without the prior written consent thereto of the Senior Agent and Senior Indenture Trustee.

     SECTION 2.2.9. Notice to the Noteholders. The Guarantor shall give prompt written notice to the Purchaser, its Nominees and each other Noteholder of any fact known to the Guarantor which would prohibit the making of any payment to the Purchaser, its Nominees or any other Noteholder under this Guaranty. Notwithstanding the provisions of this Section 2.2 or any other provision of this Guaranty, the Purchaser

          (a) shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to the Purchaser, its Nominees or any other Noteholder under this Guaranty in respect of this Guaranty, unless and until the Purchaser, its Nominees or any other Noteholder shall have received written notice thereof from the Guarantor, the Senior Agent or a holder of Senior Indebtedness or from any trustee therefor (and, prior to the receipt of any such written notice, the Purchaser, its Nominees and each other Noteholder shall be entitled in all respects to assume that no such facts exist); and

          (b) shall be entitled to receive and retain all payments made by or on behalf of the Guarantor prior to receipt by the Purchaser under this Guaranty of any such written notice.

All notices and other communications provided to the Purchaser under this Guaranty shall be in writing or by telecopy and addressed or delivered to it c/o Jordan/Zalaznick Advisers, Inc.,


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at 9 West 57th Street, New York, New York, 10019, Attn: James E. Jordan, Jr., or
at such other address as may be designated by the Purchaser. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telecopy, shall be deemed given when transmitted.

     SECTION 2.2.10. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Guarantor referred to in this Section 2.2, the Purchaser, its Nominees and each other Noteholder shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Purchaser, its Nominees and each other Noteholder, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Guarantor, the amount thereof or payable therein, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 2.2.

     SECTION 2.3. Obligations Absolute, Unconditional, etc. The Guarantor agrees that its obligations hereunder shall be absolute, unconditional and irrevocable, irrespective of the genuineness, validity, legality or enforceability of the Interest Obligations, the Notes, the Purchase Agreement or any other Purchase Document, or any other Instrument or collateral relating to or securing the payment, performance or observance thereof or any other circumstance which could otherwise constitute a legal or equitable discharge of a surety or guarantor, and the Purchaser may, in its discretion or at the direction of the Required Noteholders, proceed to enforce this Guaranty in respect of any Interest Obligations as and to the extent provided in Section 2.1. Neither the Purchaser, its Nominees nor any other Noteholder shall have any obligation to protect, secure, perfect or insure any collateral security document or property subject thereto at any time held as security for the Interest Obligations or this Guaranty. Except as herein otherwise expressly provided, the Guarantor hereby absolutely, unconditionally and irrevocably waives and agrees not to assert or take advantage of:

          (a) any right to require the Purchaser, its Nominees or any other Noteholder to proceed against the Company or any other Person, or to proceed against or exhaust any other security or collateral for the payment, performance or observance of the Interest Obligations, or to pursue any


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     other remedy whatsoever before proceeding against the Guarantor hereunder;

          (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any Person, or the failure of the Purchaser, its Nominees or any other Noteholder to file or enforce a claim against any estate (in administration, bankruptcy or any other proceedings) of any Person;

          (c) any defense based upon an election of remedies by the Purchaser, its Nominees or any other Noteholder, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or impairs any right of subrogation of the Guarantor or the right of the Guarantor to proceed against the Company or any other Person for reimbursement or both;

          (d) any other defense of the Company, or the cessation of the liability of the Company for any cause whatsoever, with respect to any Interest Obligations;

          (e) any other defense of any kind, whether now existing or arising hereafter, of the Guarantor to any action, suit or judicial or legal proceeding that may be instituted with respect to this Guaranty;

          (f) presentment, demand, protest and notice of any kind, including notice of the creation or non-payment or non-performance of all or any Interest Obligations, notice of dishonor or protest, notice of acceptance by the Purchaser, its Nominees or any other Noteholder of this Guaranty, notice of the existence, creation or incurrence of any new or additional indebtedness, obligation or other liability, and notice of action or non-action on the part of the Purchaser, its Nominees or any other Noteholder, the Company or the Guarantor or any other Person in connection with the Interest Obligations or otherwise; and

          (g) any duty on the part of the Purchaser, its Nominees or any other Noteholder or other Person to disclose to the Guarantor any facts or information any such Person may now or hereafter know or possess regarding the Company, the Interest Obligations or any other matter whatsoever, regardless of whether such Person has reason to believe that such facts or other information may materially increase the risk which the Guarantor intends to assume or has reason to believe that such facts or other information are unknown to the Guarantor or has a reasonable opportunity to communicate such facts or other information, it being understood and agreed that the Guarantor is fully and solely responsible


                                       12
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     for being and keeping informed of the financial condition of the Company and of all other circumstances bearing on the risk of non-payment of any Interest Obligations.

     This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable Guaranty of payment, and shall remain in full force and effect until all Interest Obligations have been fully paid, and may not be amended, modified or supplemented except in accordance with Section 8.1 of the Purchase Agreement and Section 2.2.8. This Guaranty shall continue to be effective, or to be reinstated, as the case may be, if at any time any payment, in whole or in part, of any Interest Obligations is rescinded or must otherwise be restored or returned by the Purchaser, its Nominees or any other Noteholder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Guarantor or the Company, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Guarantor or the Company or any part of either of its property, or otherwise, all as though such payments had never been made.

     SECTION 2.4. Waiver of All Defenses. Except as otherwise specified herein, the Purchaser, its Nominees or any other Noteholder may, from time to time, in their sole discretion and without notice to the Guarantor, take any or all of the following actions, all without in any way diminishing, impairing, releasing or affecting the liability or obligations of the Guarantor under or with respect to this Guaranty, and the Guarantor hereby irrevocably consents to any or all of the following actions by the Purchaser, its Nominees or any other Noteholder:

          (a) retain or obtain a security interest in any property to secure any Interest Obligation or any obligation hereunder;

          (b) retain or obtain the primary or secondary obligations with respect to any Interest Obligation;

          (c) extend or renew for one or more periods (whether or not longer than the original period), or alter or exchange, any Interest Obligation, or release or compromise any obligation of the Guarantor hereunder or any obligation of any nature of any other Person with respect to any Interest Obligation or amend or modify in any respect the Purchase Agreement or any Purchase Document;

          (d) waive, modify, subordinate, compromise or release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any Interest Obligation or any obligation hereunder, or extend or renew for one or more periods


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     (whether or not longer than the original period) or waive, release, subordinate, compromise, modify, alter or exchange any guaranty or other obligations of any nature of any obligor with respect to any such property; and

          (e) resort to the Guarantor for payment of any Interest Obligation, whether or not the Purchaser, its Nominees or any other Noteholder shall have resorted to or exhausted any other remedy or any other security or collateral for any obligation hereunder or shall have proceeded against the Company or any other Person primarily or secondarily obligated with respect to any Interest Obligation.

     The Guarantor absolutely, unconditionally and irrevocably agrees that, as long as any Interest Obligation has not been paid in full, the Guarantor shall not have and shall not enforce any right of subrogation, and the Guarantor waives any right to enforce any remedy which the Purchaser, its Nominees or any other Noteholder now has or may hereafter have against the Company or any other Person hereunder or pursuant hereto or under or pursuant to the Purchase Agreement, the Notes or any other Purchase Document, and any benefit of, and any right to participate in, any security for any Interest Obligation now or hereafter held by the Purchaser, its Nominees or any other Noteholder, as the case may be.

     The Guarantor absolutely, unconditionally and irrevocably agrees that the liability of the Guarantor hereunder, and the remedies for the enforcement of such liability, shall in no way be diminished or affected by:

          (f) the release or discharge of the Company or any other Person responsible for the payment, performance or observance of any Interest Obligation in any creditors', receivership, bankruptcy, reorganization, insolvency or other proceeding;

          (g) the rejection or disaffirmance in any such proceeding of any Instrument evidencing, securing, or executed in connection with, any Interest Obligation; or

          (h) the impairment, limitation or modification of any Interest Obligation resulting from the operation of any present or future provision of the federal bankruptcy code or any other statute or law of any kind or from the decision or order of any court.

     The Guarantor absolutely, unconditionally and irrevocably further agrees that the creation from time to time of any Interest Obligation and the application or allocation of amounts received by the Purchaser, its Nominees or any Noteholder or any other Person to the payment of such Interest Obligation, and the creation, existence or enforcement from time to time of any security for the Interest Obligation, and the application and allocation of the proceeds of such security, shall in no way affect or impair the rights, remedies, powers and privileges of the Purchaser, its Nominees or any other Noteholder or the holder of any Note or the obligation of the Guarantor under this Guaranty.

     The Guarantor hereby expressly waives notice of the creation of all Interest Obligations and all diligence in collection or protection of or realization upon the Interest Obligations or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.


                                   ARTICLE III

                               THE MEZZANINE AGENT

     SECTION 3.1. Actions. Each Noteholder authorizes the Mezzanine Agent to act at the direction of the Required Noteholders on behalf of such Noteholder under this Agreement, and to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Mezzanine Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Noteholder agrees to reimburse the Mezzanine Agent ratably for all reasonable out-of-pocket expenses (including attorneys' fees) incurred by the Mezzanine Agent hereunder or in connection herewith or therewith or in enforcing the obligations of the Company hereunder and for which the Mezzanine Agent is not reimbursed by the Company. The Mezzanine Agent shall not be required to take any action hereunder, or to prosecute or defend any suit in respect hereof, unless indemnified to its satisfaction by each Noteholder against loss, costs, liability and expense. If any indemnity furnished to the Mezzanine Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

     SECTION 3.2. Exculpation. Neither the Mezzanine Agent nor any of its directors, officers, employees or agents shall be liable to any Noteholder for any action taken or omitted to be taken by it or them under this Agreement, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due authorization, execution or delivery of this Agreement, nor to make any inquiry respecting the performance by the Guarantor of its obligations hereunder. The Mezzanine Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper Person.

     SECTION 3.3. Status as Purchaser. The Mezzanine Agent shall have the same rights and powers with respect to the Notes held by it as any Noteholder and may exercise the same as if it were not the Mezzanine Agent, and the term "Noteholder" shall include the Mezzanine Agent in its individual capacity.

     SECTION 3.4. Credit Decisions. Each Noteholder acknowledges that it has, independently of the Mezzanine Agent and each other Noteholder and based on the financial information referred to in Section 5.4 of the Purchase Agreement and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to purchase its Notes. Each Noteholder also acknowledges that it will, independently of the Mezzanine Agent and each other Noteholder and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement, any Note or any other Purchase Document.


                                   ARTICLE IV

                                  MISCELLANEOUS

     SECTION 4.1. Purchase Document. This Guaranty is a Purchase Document for purposes of the Purchase Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article VIII thereof.

     SECTION 4.2. Successors and Assigns; Assignment. This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Purchaser, its Nominees and each other Noteholder and their respective successors and assigns, including any assignee of any Note and be enforceable by the Purchaser at the direction of the Required Noteholders; provided, however, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of all Noteholders. Each Noteholder may, subject to the provisions of Section 4.6 of the Purchase Agreement, from time to time, without notice to the Guarantor assign or transfer any Note or any interest therein, and, notwithstanding any such transfer or assignment or any subsequent transfer or assignment thereof, such Note shall be and remain a Note for purposes of this Guaranty, and each and every immediate and successive transferee or assignee of any Note or any interest therein shall, to the extent of the interest of such transferee or assignee in the Note, be entitled to the benefits of this Guaranty.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered by its authorized officer as of the date first above written.


                                                   GFSI, INC.


                                                   By /s/ A. Richard Caputo, Jr.
                                                     ---------------------------
                                                     A. Richard Caputo, Jr.
                                                     Vice President


In connection with the merger of
the Guarantor with Winning Ways,
Inc., an Missouri, on this 27th day
of February, 1997, GFSI Inc., the
Delaware corporation surviving such
merger, hereby absolutely and
unconditionally assumes and agrees
to pay, perform, observe and
discharge all of the obligations of
the Guarantor under the foregoing
Guaranty.


GFSI, INC.


By /s/ A. Richard Caputo, Jr.
   ---------------------------
   A. Richard Caputo, Jr.
   Vice President


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